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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 22, 2003

                             Alternate Energy Corp.
             (Exact name of registrant as specified in its chapter)

          NEVADA                      0-30414                    86-09884116
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)

                 3325 North Service Road Unit 105
                        Burlington Ontario                         L7N 3G2
               (Address of principal executive offices)           (Zip Code)


        Registrant's telephone number, including area code (905) 332-3110

                              COI SOLUTIONS, INC.
                              6-295 Queen St. East
                        Brampton, Ontario, Canada L6W 4S6
          (Former name or former address, if changed since last report)



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Item 1. Changes in Control of Registrant.

         In conjunction with the purchase of the assets of AEC I Inc.., as more fully described in Item 2, the Registrant has issued 104 million shares of its common stock to AEC I. With the issuance of such shares AEC I controls 95% of the voting stock of the Registrant. Consideration for the shares were the assets of AEC including patents held by AEC, and forgiveness of a loan of $202,000 used by the Registrant to pay creditors.

Item 2. Acquisition or Disposition of Assets.

         On May 22, 2003, the Registrant acquired all the assets of AEC I Inc., formerly known as Alternate Energy Corporation, and changed its name to Alternate Energy Corp. The assets were acquired in exchange for 104 million shares of the Registrant's common stock and the forgiveness of a loan to the Registrant in the amount of $202,000.

         The Registrant intends to utilize the assets acquired in the same manner as AEC I. References herein to "AEC", "our" or "we" refer to the Registrant, Alternate Energy Corp., as the acquiror of the assets of AEC I.

          With the acquisition of the AEC assets we will be engaged in the business of marketing a patented energy system powered by the recovery and conversion of heat from low temperature sources to useful power (the "AEC Process"). Our binary cycle power plant technology is suited for two very different applications: (i) the development of small engines with output power ratings from one to ten kilowatts, using low temperature heat ranging from 28.4C to 399C (185F to 750F.) as their energy source and (ii) steam power plants. We plan to focus our efforts on our technology's application to steam power plants.

BACKGROUND - STEAM POWER PLANTS

         Steam power plants generate most of the electrical power used in the world. These power plants operate on various elaborations of the basic Rankine cycle. In these power cycles steam is generated at high pressure by heat obtained from the combustion of fossil fuels or from fission in nuclear reactors. This steam is expanded through one or more steam turbines which produce shaft power that is used to drive electrical generators, and the low pressure steam leaving the last turbine is then condensed to water and returned to the boiler by a feed pump, closing the cycle of operations.

         Typically, in larger power plants, the steam is expanded in three stages, high pressure turbines, intermediate pressure turbines, and low pressure turbines. Approximately the same amount of power is generated in each of the stages. Low-pressure turbines, however, carry steam at an average density of about one tenth of the average density of intermediates turbine and about one hundredth of the average density of high-pressure turbines. The high pressure turbine is quite small in size because the high pressure steam is very dense, and the volume of steam that must be passed is correspondingly small. Because the volume of the low pressure steam entering the low pressure turbine is about thirty times greater than that entering the high pressure turbine, the low pressure turbine must be very large, and correspondingly high in cost, although it produces only about the same amount of power as the high pressure stage. The large low pressure stage turbines, steam passages and condensers represent a significant part of the capital cost of a steam power plant.


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         In larger steam power plants the high cost of these large low pressure stage components is justified by the output power they produce, and their cost can be amortized. In smaller plants, such as those serving individual industrial plants, or using the heat generated from the incineration of waste materials, the cost of the low pressure stage cannot readily be amortized, and the low pressure stage is often not built, thus foregoing about one third of the potential power in the steam.

THE AEC PROCESS

         Our patented binary cycle technology replaces the low-pressure stage steam turbine commonly used with a closed cycle using hydrochlorofluorocarbon 123, (also known as HCFC 123 and SUVA 123) as the working fluid. At approximately 100F, HCFC 123 vapor has a density 196 times greater than that of steam. This is achieved, as shown in the patent drawings, by condensing the steam from the higher temperature steam part of the binary cycle in a heat exchanger which uses the heat given up by the condensing steam to vaporize the HCFC-123. This vapor then passes through a simple Rankine cycle in which a turbine or other expander produces shaft work to drive a generator. Because a higher mass flow of HCFC 123 is needed to produce the same power as the steam it replaces, the actual volumetric flow rate for the HCFC will be only about 7.4% of that required if steam were used. The size and cost of the turbine and piping is correspondingly reduced.

         Although the AEC Process allows for the use of hydrocarbons other than HCFC 123, we believe that HCFC 123 offers many advantages. For example, because it is miscible with lubricating oil, bearing surfaces are continuously lubricated and wear rates should be very low, promoting long life and low maintenance. HCFC 123 has also shown good chemical stability under testing. Further, HCFC 123 is generally recognized as an environmentally acceptable material and it has an Ozone Depletion Potential (ODP) of only 0.02 compared to
1.0 for Freon 11. The AEL (Acceptable Exposure Limit) of 30 ppm and the EEL (Emergency Exposure Limit) of 1000 ppm for one hour, should assure workplace safety.

         The small size of the low temperature stage when the AEC Process is used in a power plant not only substantially reduces the size and cost of the turbines, piping, and heat exchangers in the otherwise costly low temperature segment of the cycle, but also allows significant reductions in the size of the powerhouse and possibly foundation requirements and floor loadings. We believe that by incorporating the AEC Process, which does not require changes in fuel consumption, gaseous emissions, or existing equipment, small plants will be able to increase their total power outputs by up to approximately 50% in some cases. In new large power plant installations, where the AEC Process would replace the final steam stage, we believes that the use of the AEC Process would reduce costs, and reduce the amount of metal and manufacturing resources required in construction. Further, since the emissions per kilowatt delivered are reduced by the AEC Process, we believe that use of the AEC Process is environmentally positive.


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THE PATENTS

         We currently own United States Patent Registration No. 5,603,218, issued by the United States Patent and Trademark Office on February 18, 1997 for the conversion of waste heat to power, United States Patent Registration No. 5,910,100, issued by the United States Patent and Trademark Office on June 8, 1999 for waste heat utilization, and Canadian Patent Application No. CA 2190675 filed on November 19, 1996 for the conversion of waste heat to power (collectively, the "Patents"). The Patents were acquired by AEC I on October 26, 2001 from Environmental Products Group, Inc., Delaware corporation ("EPG"), affiliated with AEC I in exchange for the issuance of 99,670,715 shares of AEC I common stock and approximately $100,000. On the same day, EPG paid a dividend to its shareholders of five shares of AEC I common stock for each share of EPG common stock owned by its shareholders. EPG acquired the Patents from Professors Frank Hooper and Michael Stenyk on February 16, 2001 in exchange for $25,000 cash and a note for $500,000 and 7,000,000 shares of its common stock.

MARKETING STRATEGY

         POTENTIAL CUSTOMERS

         UTILITIES. In order to establish a presence in the marketplace, we initially plan to target utilities in the North East and Atlantic Seaboard of the United States, including but not limited to Keyspan in Long Island, New York, Excelon in Pennsylvania, and Constellation/Southern Company. After the first few systems are in place and available as reference sites, we plan to hire a sales force for the entire United States market. We also plan to target utilities that have recently announced construction plans. Most of these utilities are located in California, New York, Florida, North Carolina, Georgia, Virginia, Illinois, Alabama, South Carolina, Mississippi, and Ohio.

         NON-UTILITY PRODUCERS. Other potential customers for the AEC Process include generators of on-site power, some of whom are as large as a medium sized utility. Non-utility producers generated almost 20% of all the power generated in 1999. We believe that some of these companies may be faster to convert than utilities because on-site producers have a strong profit motivation and fewer regulatory hurdles. The largest non-utility producers are concentrated in a few sectors, including pulp and paper, food, petrochemicals and oil, steel, universities, hospitals, government and the military, waste management, and large manufacturers. Like the utilities many of these companies are located in the North East and along the Atlantic Seaboard of the United States. We also believe that the following types of non-utility producers are potential customers for our AEC Process: surgical and medical instruments, fabricated metals, miscellaneous manufacturing, tobacco, textiles, electronics, computers and office equipment, leather inorganic chemicals, electrometallurgical processing, industrial gases, cane sugar processing, mineral wool, canning fruit. Large energy consuming sectors, including, chemicals, primary metals, paper, petroleum and coal, food, stone, glass and clay products, fabricated metal, transportation equipment, textile mills, rubber and plastics.

         TACTICS

         We plan to use cost effective marketing methods, including direct mail, for our initial product launch. After the first few systems are in place we plan to expand our marketing efforts by hiring salespeople for the Los Angeles, Atlanta, Chicago, and New York markets, sending press releases to domestic and international industry associations, attending large industry conferences and tradeshows, advertising in industry journals, producing and distributing a quarterly, electronic newsletter detailing case studies of our installations.


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COMPETITION

         The energy industry is characterized by intense competition. Although management believes that we have a competitive advantage because the AEC Process is less expensive to operate and does not burn fossil fuel, we will be subject to competition from companies in the fuel cell industry and companies that supply turbine systems. Many of these companies, including but not limited to Seimens, General Electric Corporation, Alstom, have greater financial resources, more recognition, more management experience, and longer operating histories than AEC. We cannot assure that we will be able to compete successfully or profitably in the energy business.

GOVERNMENT REGULATION

         Our business will be subject to various federal, state and local laws that affect energy businesses in general. These laws and regulations include those governing health, safety, working conditions, the rights of employees, employment discrimination, wrongful termination, product advertising, wages, hours, taxes, licensing and other matters. Failure to comply with such laws could subject us to substantial liability or force us to change our operations significantly.


ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         On May 22, 2003 Robert Jones, Gary Evans, and Geeta Naipaul-Denton resigned as officers and directors of the Registrant. They did not have any disagreements or disputes with the Registrant.

         Additionally, on May 22, 2003, prior the resignations referenced above, Blaine Froats was appointed to the Board of Directors. Subsequently Mr. Froats appointed Sean Froats, his son, and Jack Wasserman. Their biographies are as follows:

         BLAINE FROATS Mr. Froats was raised in London, Ontario where he attended South Collegiate Institute. In 1958, he joined A. E. Ames where he completed the Investment Dealers Association Securities Course in two years, earning the fourth highest mark in Canada. After leaving A. E. Ames in 1958, Mr. Froats joined the Royal Trust Company as a Personal Investment and Pension Fund Officer. During his tenure with the Royal Trust Company, he completed the Harvard University Certified Analyst Course and thereafter obtained a Certified Financial Analyst degree. From 1964 to 1969, he worked for Cochran Murray & Company (now known as Midland Walwyn) as an Institutional Salesperson and then a Special Situation Analyst. He eventually joined the Corporate Finance Department and worked closely with one of the firm's senior partners. While with Cochran Murray & Company, he underwrote Magna Electronics (now known as Magna International). In 1970, Mr. Froats formed his own consulting firm. In 1972, he took a one-year sabbatical and sailed with his family throughout the Caribbean.


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Upon his return, Mr. Froats became involved in plastic reclaiming and invented a plastic/paper separator that was, subsequently, patented worldwide. Since 1975 he has been the Chief Executive Officer of several publicly reporting companies in both Canada and the United States, including Formulated Mouldings (Canada) Inc., an Ontario company, Mainframe Fund Inc., an Ontario company, and Nyderdown (Canada) Inc., an Ontario company. He is currently the Chief Executive Officer and Chairman of Environmental Shelter, Inc., an Ontario company, Environmental Fuel Technology, Inc., an Ontario company, and Environmental Plastics Corporation, a Delaware corporation. In 1991, Mr. Froats founded Environmental Products Group, Inc. ("EPG"), an affiliated Delaware corporation, for which he co-invented a new plastic used in home mouldings. Mr. Froats is currently the Chairman of the Board of Directors of EPG. Mr. Blaine Froats is the father of Mr. Sean Froats, a director.

         SEAN FROATS Since 1997, Mr. Froats has been the Vice President of Operations of EPG where he is responsible for all computer related operations, film presentations, technical drawings, and the design of EPG's logo, stationary, reports, graphics, and website. He invented EPG's plastic shelter and co-invented EPG's home moulding plastic. Mr. Sean Froats is the son of Mr. Blaine Froats, the Chairman of the Board of Directors of AEC.

         JACK WASSERMAN Mr. Wasserman has been an auditor for over 25 years. He began his career in 1974 as an auditor with Arthur Andersen and Company. Mr. Wasserman left Arthur Andersen and Company in 1976 and for the next year was a senior external auditor for Revenue Canada. From 1977 to 1979, he worked for Abrams, Caplan and Zwieg as an Audit Manager. From 1977 to 1990, Mr. Wasserman was the Vice President of Finance for Yorkville Limited, a manufacturer of musical instruments and equipment. After leaving Yorkville Limited, he was hired as an independent consultant by Curwood Packaging Inc. to restructure the company's accounting department. From 1991 to 2000, Mr. Wasserman worked on the development of several businesses into franchising opportunities, including GamePower Inc., a video game operations company (1992-1994), Visual Adventures Inc., a video arcade company (1994), World Tel Internet Inc., an Internet Service Provider (1994-1995), and Yesic Communications Inc., an Internet Service Provider (1995-2000). From 2000 until joining AEC, Mr. Wasserman was retired. Mr. Wasserman received his Bachelor of Commerce degree from the University of Toronto, Toronto, Ontario in 1972.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The Registrant intends to amend this Current Report on Form 8-K to include the financial statements of the business acquired not later than 60 days after the date that this initial report on Form 8-K must be filed.

(c) Exhibits.

10.1  Asset Purchase Agreement


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ALTERNATE ENERGY CORP.
                                        (Registrant)
Date                                    /s/ Blaine Froats
                                        ---------------------------
                                        Blaine Froats, Director, CEO